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                                                                    EXHIBIT 1(b)




                             ARTICLES SUPPLEMENTARY

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                         THE  MARKET STREET FUND, INC.


         The Market Street Fund, Inc., a Maryland corporation having its principal office in Maryland at 32 South Street, Baltimore, Maryland 21202 (hereinafter referred to as the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

         FIRST:   Pursuant to the authority and powers contained in Article V of the Corporation's Articles of Incorporation, the Corporation's Board of Directors, at a meeting duly convened and held on March 20, 1989, adopted a resolution classifying five million (5,000,000) of the shares of the Corporation's common stock, par value one cent ($0.01) per share, authorized by
Article V but not classified thereby or prior hereto, as shares of a class of the Corporation's common stock, designated by such resolution as the Aggressive Growth Class.

         SECOND: The shares of said Aggressive Growth Class shall have the powers, preferences and rights, and be subject to the qualifications, limitations and restrictions set forth in Section 5.6 of the Articles of Incorporation.

         IN WITNESS WHEREOF, The Market Street Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 20th day of March, 1989.
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                                              The Market Street Fund, Inc.


                                              By: /s/ Stanley R. Reber
                                                 ---------------------------
                                                       Stanley R. Reber
                                                          President




[ Seal  ]




/s/ Linda E. Senker
-----------------------------------
       Linda E. Senker
         Secretary




         THE UNDERSIGNED, President of The Market Street Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to said corporation's Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, that the foregoing Articles Supplementary are the corporate act of said corporation and further certified that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalty of perjury.



                                         /s/ Stanley R. Reber
                                  ------------------------------------
                                             Stanley R. Reber
                                               President